UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2024

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	98-1786743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2024, New Horizon Aircraft Ltd., a British Columbia company (the “Company”) entered into subscription agreements (each a “Subscription Agreement”) with Canso Investment Counsel Ltd., in its capacity as portfolio manager acting for and on behalf of certain accounts managed by it, Canso Select Opportunities Corporation, and GRIP Investments Limited (each a “Purchaser” and, collectively the “Purchasers”), pursuant to which the Purchasers purchased an aggregate of 4,166,667 Class A ordinary shares of the Company, no par value per share (the “Subscribed Common Shares” and each Class A ordinary share in the authorized share structure of the Company, a “Common Share”) at a price of $0.36 per share, and an aggregate of 4,500 Series A preferred shares of the Company (the “Subscribed Preferred Shares” and each preferred share, once created, a “Series A Preferred Share” and collectively with the Subscribed Common Shares, the “Subscribed Shares”) at a price of $1,000 per share, subject to the terms and conditions set out in the Agreement (the “Canso Financing”).

The Series A Preferred Shares are convertible, at the option of the holder and without additional consideration, into Common Shares on a one for 2222.222222 basis.

The Subscription Agreements provided that the Purchasers shall have the right (the “Participation Right”), in the event the Company commences a public offering or private placement (each, a “Proposed Offering”) of Common Shares or securities exchangeable for or convertible into Common Shares (“Equity Securities”), to subscribe for such number of Equity Securities under the Proposed Offering that would allow the Purchasers to maintain their pro rata interest in the Company at the time of the Proposed Offering all on the same terms and conditions as offered to other potential subscribers, on a partially-diluted basis (taking into account any share purchase warrants and other convertible securities issued to the Purchaser as part of any Proposed Offering).

The Subscription Agreements contains customary representations and warranties and covenants that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the Subscription Agreements and in the context of the specific relationship between the parties thereto.

The Subscribed Shares were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Alteration to Authorized Share Structure and Articles

On December 18, 2024, the Company filed a Notice of Alteration (the “Notice of Alteration”) with the Province of British Columbia Registrar of Companies to alter (the “First Alteration”) the Authorized Share Structure and Articles to: (1) create and attach to the Common Shares the special rights or restrictions summarized hereafter, and (2) create an unlimited number of preferred shares, issuable in series, and to attach special rights or restrictions as summarized hereafter (the “Preferred Shares”). The First Alteration was approved by the Company’s shareholders on December 17, 2024 at its 2024 annual meeting of shareholders.

On December 19, 2024, the Company filed a subsequent Notice of Alteration (the “Second Alteration”) with the Province of British Columbia Registrar of Companies to create the first series of Preferred Shares, the Series A Preferred Shares, consisting of an unlimited number of Series A Preferred Shares, and to attach special rights or restrictions relating to the Series A Preferred Shares as summarized hereafter. Pursuant to the authorization of the Articles, the Second Alteration was approved on December 18, 2024 by written consent resolution of the Company’s directors.

Summary of Altered Articles

The First Alteration altered the Company’s Articles to (a) attach special rights and restrictions to the Common Shares; and (b) attach special rights or restrictions in relation to the Preferred Shares. The Second Alteration altered the Company’s Articles to attach special rights and restrictions to the Series A Preferred Shares.

Common Shares

Pursuant to the First Alteration, the Common Shares have the following special rights and restrictions:

Voting Rights.

The holders of the Common Shares, as such, are entitled, except as provided by law, to receive notice of and to attend and vote at all meetings of the shareholders of the Company and are entitled to one vote for each Common share held.

Dividends.

Each holder of a Common Share is entitled, subject to the special rights and restrictions attaching to any other class or series of shares of the Company, to receive on the date fixed for payment thereof, and the Company will pay, such dividends, if any, as the directors may in their sole and absolute discretion declare from time to time out of the money or other property of the Company properly applicable to the payment of dividends.

Liquidation, Dissolution or Winding-up.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs or upon the reduction or return of capital by the Company, the holders of the Common Shares are entitled, subject to the special rights and restrictions attaching to any other class or series of shares of the Company, to receive the remaining property and assets of the Company.

Preferred Shares

Pursuant to the First Alteration, the Preferred Shares have the following special rights and restrictions:

Authorization

The Preferred Shares may include one or more series of shares, and attach special rights and restrictions to such shares.

Voting Rights

Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to the shares of any series of the Preferred Shares by the directors, the holders of Preferred Shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

Liquidation, Dissolution or Winding-up.

The holders of Preferred Shares shall be entitled, on the liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of Common Shares or any other shares of the Company ranking junior to the Preferred Shares with respect to the distribution of assets on the liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the redemption amount with respect to each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not declared, and all declared and unpaid non-cumulative dividends thereon. After payment to the holders of Preferred Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the assets of the Company except as specifically provided in the special rights and restrictions attached to the shares of any particular series of Preferred Shares.

Series A Preferred Shares

Pursuant to the Second Alteration, the Series A Preferred Shares have the following special rights and restrictions.

Consent of Holders

Where an action is to be taken by one or more holders of record who hold collectively more than 50% of the outstanding Series A Preferred Shares (the “Preferred Majority”), in addition to the requirements of applicable law, if any, such action may be taken if the Preferred Majority: agree in writing; or pass a resolution to such effect at a duly constituted meeting of holders of all outstanding Series A Preferred Shares (“Holders”), voting as a single class.

Voting Rights

The holders of Series A Preferred Shares are not entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company.

Dividends

Subject to the Business Corporations Act, the holders of Series A Preferred Shares are entitled to receive, as and when declared by the directors of the Company, but always in preference and priority to any payment of dividends on the Common Shares and on any other shares of the Company ranking junior to the Series A Preferred Shares with respect to dividends, dividends payable on such date or dates as may from time to time be determined by the directors.

Payment on Liquidation Event

Upon the occurrence of a liquidation, winding-up or dissolution of the Company whether voluntary or involuntary, or any other distribution of the Company’s assets among its shareholders for the purpose of winding up its affairs (a “Liquidation Event”), the Holders are entitled pari passu, in preference to the rights of holders of the Common Shares or any shares of a class ranking junior to the Series A Preferred Shares, to be paid out of the assets of the Company available for distribution to holders of the Company's capital, an amount equal to $1,000 for each Series A Preferred Share.

Insufficient Assets

If all of the assets of the Company are insufficient to permit the payment in full to the Holders of all amounts to be distributed to them, then the assets of the Company available for such distribution are to be distributed rateably among the Holders, pari passu, in proportion to the full preferential amount each such Holder is otherwise entitled to receive.

Remaining Assets

After the payment referred to in the section titled “Payment on Liquidation Event”, has been made in full to the Holders, or funds necessary for such payment have been set aside by the Company in trust for the exclusive benefit of such Holders so as to be available for such payment, any assets remaining available for distribution are to be distributed, subject to the rights, if any, of holders of any other class of shares to receive a portion of such remaining assets, rateably among the holders of Common Shares.

Distribution Other than Cash

If a Liquidation Event occurs, and assets other than cash are available for satisfaction of the payments to which the Holders are entitled upon such Liquidation Event, the value of such assets for this purpose is their fair market value.

Notice

At least 15 days before the proposed date of a Liquidation Event (or such shorter period as determined by the Preferred Majority), the Company will deliver to the Holders written notice of the proposed Liquidation Event stating an estimated payment date, an estimate of the amount to which the Holders are entitled and the place where such payments are payable.

Conversion Rights

The Series A Preferred Shares are convertible, at the option of the Holder and without payment of additional consideration, into Common Shares on a one for 2222.222222 basis.

Time of Conversion

Conversion is deemed to be effected immediately prior to the close of business on the date on which the documentation set out in section titled “Mechanics of Conversion” is received by the Company (the “Conversion Date”).

Effect of Conversion

Upon the conversion of the Series A Preferred Shares: the rights of a Holder as a holder of the converted Series A Preferred Shares cease, except for the right to receive a certificate or certificates for the number Common Shares into which the Series A Preferred Shares are converted and the cash payment, if any, referred to in the section titled “Fractional Shares”; and each person in whose name any certificate for Common Shares is issuable upon such conversion is deemed to have become the holder of record of such Common Shares.

Mechanics of Conversion

To exercise conversion rights, a Holder must: give written notice to the Company at its principal office: stating that the Holder elects to convert such Series A Preferred Shares; and providing the name or names (with address or addresses) in which the certificate or certificates for Common Shares issuable upon such conversion are to be issued; surrender the certificate or certificates representing the Series A Preferred Shares being converted to the Company at its principal office; and where the Common Shares are to be registered in the name of a person other than the Holder, provide evidence to the Company of proper assignment and transfer of the surrendered certificates to the Company, including evidence of compliance with applicable Canadian and United States securities laws and any applicable shareholder agreement.

Within 10 days after the Conversion Date, the Company will issue and deliver to the Holder a certificate or certificates in such denominations as such Holder requests for the number of full Common Shares issuable upon the conversion of such Series A Preferred Shares, together with cash in respect of any fractional Common Shares issuable upon such conversion.

Fractional Shares

No fractional Common Shares will be issued upon conversion of Series A Preferred Shares. Instead of any fractional Common Shares that would otherwise be issuable upon conversion of Series A Preferred Shares, the Company will pay to the Holder a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per Common Share (as determined in a manner reasonably prescribed by the board of directors) at the time of conversion.

Partial Conversion

If some but not all of the Series A Preferred Shares represented by a certificate or certificates surrendered by a Holder are converted, the Company will execute and deliver to or on the order of the Holder, at the expense of the Company, a new certificate representing the number of Series A Preferred Shares that were not converted.

The foregoing description of the Notice of Articles and altered Articles does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Shareholders

On December 17, 2024, the Company held its 2024 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were submitted to the shareholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 25, 2024:

Proposal 1: The election of two directors to serve as Class I directors until the 2027 annual meeting of shareholders;

Proposal 2: The appointment of MNP LLP as the Company’s auditor and independent registered public accounting firm for the fiscal year ending May 31, 2025;

Proposal 3: The approval of certain changes to the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan; and

Proposal 4: The approval, with or without variation, of a special resolution authorizing alterations to the Notice of Articles and Articles of the Company, in one or more alterations, to: (a) attach special rights and restrictions to the Company’s Common Shares and (b) create a class of Preferred Shares, issuable in series, with special rights or restrictions attached thereto.

Voting Results

On the record date, there were (a) 24,574,247 Common Shares issued and outstanding, entitled to 24,574,247 votes in the aggregate. Of the 24,574,247 votes that were eligible to be cast by the holders of Common Shares at the Annual Meeting, 12,396,641 votes, or approximately 50.4% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s shareholders elected the following directors to serve as Class I directors until the 2027 annual meeting of shareholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Trisha Nomura	9,270,290	341,772	2,784,579
Jon Pinsent	9,269,462	342,600	2,784,579

Proposal 2: Ratification of Appointment of MNP LLP.

The Company’s shareholders approved the appointment of MNP LLP as the Company’s auditor and independent registered public accounting firm for the fiscal year ending May 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,375,032	9,903	11,706	—

Proposal 3: Approval of certain changes to the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan.

The Company’s shareholders approved the proposal to make certain changes to the New Horizon Aircraft, Ltd. 2023 Equity Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,214,241	381,481	16,340	2,784,579

Proposal 4: Approval of Special Resolution

The Company’s shareholders approved the special resolution authorizing alterations to the Notice of Articles and Articles of the Company to: (a) attach special rights and restrictions to the Company’s Common Shares and (b) create a class of Preferred Shares and to attach special rights and restrictions thereto. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,208,353	387,545	16,164	2,784,579

Item 7.01 Regulation FD Disclosure.

On December 20, 2024, the Company issued a press release announcing the Canso Financing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Notice of Articles, dated December 19, 2024
3.2	Articles of New Horizon Aircraft Ltd.
10.1	Form of Subscription Agreement, dated December 18, 2024
99.1	Press Release dated as of December 20, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: December 20, 2024	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer